Exhibit 3.2
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CLINICAL DATA, INC.
* * * * * *
          Caesar J. Belbel hereby certifies that:
     1. The present name of the Corporation is CLINICAL DATA, INC., which is the name under which the Corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 9, 1974. The Corporation filed a Certificate of Ownership with the Secretary of State of the State of Delaware on November 17, 1975. The Corporation filed a Certificate of Renewal with the Secretary of State of the State of Delaware on July 22, 1976. The Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware on June 7, 1982. The Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware on March 14, 1983. The Corporation filed a Certificate of Ownership with the Secretary of State of the State of Delaware on March 27, 1985, effective March 31, 1985. The Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware on November 17, 1986. The Corporation filed a Certificate of Amendment, changing its name from “Clinical Data, Inc.” to “Novitron International, Inc.”, with the Secretary of State of the State of Delaware on April 13, 1994. The Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware on April 28, 2003. The Corporation filed a Certificate of Change of Registered Agent with the Secretary of State of the State of Delaware on August 6, 2003. The Corporation filed a Certificate of Amendment, changing its name from “Novitron International, Inc.” to “Clinical Data, Inc.”, with the Secretary of State of the State of Delaware on October 1, 2003. The Corporation filed a Certificate of Elimination and a Certificate of Designation with the Secretary of State of the State of Delaware on July 7, 2005. The Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware on October 4, 2005. The Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware on October 6, 2005. The Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware on June 18, 2007. The Corporation filed a Certificate of Elimination of the Series A Preferred Stock with the Secretary of State of the State of Delaware on June 11, 2008. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 11, 2008 (the “Restated Certificate”). The Corporation filed a Certificate of Correction with the Secretary of State of the State of Delaware on June 16, 2008.
     2. He is the duly elected Executive Vice President, Chief Legal Officer, and Secretary of Clinical Data, Inc.
     3. The first sentence of Article FOURTH of the Restated Certificate is hereby replaced in its entirety to read as follows:
“FOURTH. The total number of shares of capital Stock of all classes which the Corporation shall have authority to issue is 101,500,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 1,500,000 shares of Preferred Stock, $.01 par value per share.”
     4. This Certificate of Amendment of Restated Certificate of Incorporation has been duly approved by this corporation’s Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and was duly adopted by the stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

          IN WITNESS WHEREOF, Clinical Data, Inc. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by its Executive Vice President, Chief Legal Officer, and Secretary as of September 24, 2010.

CLINICAL DATA, INC.

By: Name:	/s/ Caesar J. Belbel Caesar J. Belbel
Title:	Executive Vice President,
Chief Legal Officer, and Secretary